Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to us in this Post-Effective Amendment No. 77 to Registration Statement No. 33-52272 on Form N-1A relating to TCW International Growth Fund, a series of TCW Funds, Inc., under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California

October 31, 2012